UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2025

WESTERN ACQUISITION VENTURES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-42124	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Broadway, 12th Floor New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	WAVSU	The NASDAQ Stock Market LLC
Common stock, par value $0.001 per share	WAVS	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	WAVSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On January 10, 2025, Western Acquisition Ventures Corp., a Delaware corporation (the “Company”), caused to be delivered to the shareholders of the Company (the “Shareholders”) a proxy card (the “Original Proxy Card”) in connection with the special meeting of the Shareholders scheduled for January 24, 2025 (the “Special Meeting”) to approve, among other things, certain actions related to the Company’s previously announced proposed business combination with Cycurion, Inc., pursuant to the Company’s Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2023, as amended, and declared effective on January 10, 2025. On January 10, 2025, the Company filed its proxy statement/prospectus (the “Proxy Statement/Prospectus”) with the SEC and annexed a copy of the Original Proxy Card to the Proxy Statement/Prospectus. This Current Report on Form 8-K is filed in advance of the Special Meeting and attaches as Exhibit 99.1 the revised proxy card (the “Revised Proxy Card”) to revise “Proposal No. 5 – The Directors Proposal” to present the election of each director nominee as a separate sub-proposal. The Revised Proxy Card was caused to be delivered to the Shareholders on January 15, 2025 and will replace the Original Proxy Card in its entirety.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Revised Proxy Card
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ACQUISITION VENTURES CORP.

Date: January 16, 2025	By:	/s/ James P McCormick
James P. McCormick, President and CEO